UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 2, 2006

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2–Financial Information

Item 2.02 Results of Operations and Financial Condition

On April 3, 2006, Fieldstone Investment Corporation (“Fieldstone”) issued a press release announcing, among other things, that it will restate its financial statements for 2003 and 2004 and for the first three quarters of 2005 to correct accounting errors related to the timing of recognition of income tax paid by Fieldstone Mortgage Company (“Fieldstone Mortgage”) related to the sale of loans from Fieldstone Mortgage to Fieldstone in the fourth quarter of 2003 and the second quarter of  2005. Fieldstone Mortgage is a wholly owned subsidiary of Fieldstone. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

As of September 30, 2005, Fieldstone’s reported stockholders’ equity will increase by $1.7 million as a result of the loan sales. To correct the accounting errors, Fieldstone will (i) include a deferred tax asset relating to the income tax paid by Fieldstone Mortgage, with an offsetting reduction to income tax provision, during the periods of the sales and (ii) amortize the deferred tax expense during the subsequent periods in which any portion of  the loans are outstanding. Fieldstone will file its corrected financial statements with its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“2005 Form 10-K”).

The cumulative net increase in stockholders’ equity as of September 30, 2005 of approximately $1.7 million, or 0.3% of stockholders’ equity, is comprised of an increase of approximately $3.7 million in Fieldstone’s previously reported net income in 2003, due to a deferral of recognition of tax expense in 2003, and a decrease of approximately $2.0 million in previously reported net income in 2004, due to the recognition of a portion of the deferred tax expenses.

Below is a summary of the significant effects of the restatement on the consolidated statements of operations (in thousands) for the years ended December 31, 2003 and 2004 and for the nine months ended September 30, 2005 and for each of the three quarters of 2005:

	2003 As Previously Reported	2003 As Restated	2004 As Previously Reported	2004 As Restated
Income before income taxes	$45,216	$45,216	$69,530	$69,530
Provision for income tax (expense) benefit	2,616	6,327	(3,966)	(5,934)
Net Income	$47,832	$51,543	$65,564	$63,596

	2005 1Q		2005 2Q		2005 3Q		‘05 9 mos
	As Previously Reported	2005 1Q As Restated	As Previously Reported	2005 2Q As Restated	As Previously Reported	2005 3Q As Restated	As Previously Reported	‘05 9 mos As Restated
Income before income taxes	$41,163	$41,163	$25,809	$25,809	$26,423	$26,423	$93,395	$93,395
Provision for income tax (expense) benefit	941	591	(2,734)	(1,983)	(2,999)	(3,398)	(4,792)	(4,790)
Net Income	$42,104	$41,754	$23,075	$23,826	$23,424	$23,025	$88,603	$88,605

This Current Report on Form 8-K and the information contained in Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws. Fieldstone believes the expectations reflected in any forward-looking statements are based on reasonable assumptions. Fieldstone can give no assurance that its expectations will be attained and it is possible that Fieldstone’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties listed in Exhibit 99.1 and in Fieldstone’s other reports filed with the Securities and Exchange Commission (“SEC”).

Section 4- Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 2, 2006, Fieldstone’s Audit Committee, based on the recommendation of management, approved the restatement of its financial statements for 2003 and 2004 and for the first three quarters of 2005 to correct accounting errors related to the timing of recognition of income tax paid by Fieldstone Mortgage related to the sale of loans from Fieldstone Mortgage to Fieldstone in the fourth quarter of 2003 and the second quarter of 2005. Fieldstone Mortgage is a wholly owned subsidiary of Fieldstone. Accordingly, on April 2, 2006, the Audit Committee determined that investors should no longer rely on the 2003 and 2004 financial statements and the associated auditor’s reports currently on file with the SEC in Fieldstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended, or on the unaudited financial statements in Fieldstone’s Form 10-Qs for 2005.

In the fourth quarter of 2003 and the second quarter of 2005, Fieldstone Mortgage sold non –conforming loans to Fieldstone, for inclusion in Fieldstone’s investment portfolio. Fieldstone’s management identified errors in the accounting for income tax expense recorded during 2003, 2004 and the first three quarters of 2005 in connection with these transactions. In the fourth quarter of 2003 and the second quarter of 2005, Fieldstone recorded the full amount of the income tax expense related to the gain on sale of loans sold by Fieldstone Mortgage to Fieldstone. While the intercompany gains were correctly eliminated in the consolidated statement of operations, Fieldstone should have deferred the portion of the income tax expense related to those loans which remained on the consolidated statements of condition at reporting period end. The deferred tax expense should have been subsequently recognized as an increase to income tax expense over the life of the loans. To correct the accounting error, Fieldstone will include in its financial statements filed with its 2005 Form 10-K a deferred tax asset with an offsetting reduction to income tax provision during the periods in which Fieldstone Mortgage sold these loans to Fieldstone, and the amortization of the deferred tax expense during the subsequent periods in which the loans are outstanding. See Item 2.02 above for additional information regarding the adjustments Fieldstone intends to include in its restated results, which information is incorporated by reference into this Item 4.02.

Fieldstone’s Audit Committee discussed these restatements with Deloitte & Touche LLP, Fieldstone’s independent auditors. Fieldstone will include the restated results for the fiscal years ended December 31, 2003 and 2004 and for the first three quarters of 2005 in its 2005 Form 10-K.

This Current Report on Form 8-K and the information contained in Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws. Fieldstone believes the expectations reflected in any forward-looking statements are based on reasonable assumptions. Fieldstone can give no assurance that its expectations will be attained and it is possible that Fieldstone’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties listed in Exhibit 99.1 and in Fieldstone’s other reports filed with the SEC.

Section 7- Regulation FD

Item 7.01. Regulation FD Disclosure.

The information set forth in Items 2.02, 4.02 and 8.01 are incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

Suspension of use of S-11 for Sales of Restricted Shares

In connection with the restatements described above and the previously announced delay in filing its 2005 Form 10-K, Fieldstone is suspending use of its registration statement on Form S-11 relating to the resale by the listed stockholders of restricted shares of common stock, par value $.01 per share (the “Registration Statement”). The Registration Statement primarily facilitates the public resale of privately placed shares sold initially in the fourth quarter of 2003 in a Rule 144A offering. After Fieldstone has filed its 2005 Form 10-K with the SEC, it expects to promptly file with the SEC a Post-Effective Amendment to its Registration Statement (the “Amendment”) to incorporate financial information for the year ended December 31, 2005 and other information in the prospectus included in the Registration Statement. Once filed, Fieldstone will work to have the Amendment declared effective by the SEC as promptly as possible. Until the Amendment is declared effective by the SEC, shares of Fieldstone’s common stock may not be sold nor may offers to buy be accepted pursuant to the Registration Statement.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

99.1	Press release announcing restatement dated April 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: April 4, 2006	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer